Exhibit 99(m5)


                          SHAREHOLDER SERVICE AGREEMENT

         AGREEMENT made as of the 6th day of July 2004 by and among Boston Financial Data Services, Inc. ("Recordkeeper"), U.S. Bancorp Fund Services, LLC ("USBFS"), Quasar Distributors, LLC ("Quasar") and Julius Baer Investment Management, LLC. (the "Adviser") solely with respect to paragraph 9 and Schedule C hereto.

                                   WITNESSETH

         WHEREAS: Julius Baer Investment Funds and Julius Baer Global Equity Fund Inc. are open-end, management investment companies registered under the Investment Company Act of 1940, as amended (the "Act"), identified on Schedule A attached hereto, as such Schedule may be amended from time to time by the parties hereto (the "Funds");

         WHEREAS: The Funds desire that Recordkeeper, or an assignee of Recordkeeper, as provided herein, serve as agent to the Funds solely for the limited purpose of receiving orders for the purchase and redemption of shares of the Funds by those certain employee benefit, profit-sharing and retirement plans for which Recordkeeper now performs or intends to perform administrative and recordkeeping services ("Plans"). Such orders may result from instructions received by or on behalf of the Plans' participants and beneficiaries (both collectively referred to as "Participants").

         WHEREAS: Recordkeeper provides recordkeeping services for the Plans as set forth in Schedule B and will maintain an omnibus account for each Plan with each Fund.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

         1.         OPERATING PROCEDURES - NSCC

         (a) The Recordkeeper or an affiliate and Quasar, USBFS, the Funds or their affiliates are members of the NSCC and have access to the DCC&S. Processing of Fund orders, registrations, net settlements and the exchange of account related information will generally be accomplished through DCC&S utilizing the NSCC Trust Fund/SERV, Trust NETWORKING and Mutual Fund Profile Systems. Except where otherwise provided herein, trade data and dividend and position data shall be transmitted between the parties to this Agreement through NSCC Trust Fund/SERV and Trust NETWORKING systems;

         (b) The Recordkeeper, Quasar, USBFS, and the Funds shall perform any and all duties, functions, procedures and responsibilities assigned to them hereunder in compliance with all NSCC rules, regulations and procedures relating to Trust Fund/SERV and Trust NETWORKING; and

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         (c)    For each shareholder account opened or maintained pursuant to
                NSCC Trust NETWORKING or otherwise, Quasar, USBFS, and the Funds shall accept and effect changes in its records upon receipt of instructions, communications and actions from the Recordkeeper or its agent electronically through NSCC Trust NETWORKING without supporting documentation from the shareholder. NETWORKING Level Zero will be used.

         2.         PROCESSING AND TIMING OF TRANSACTIONS.

         (a) Quasar hereby appoints the Recordkeeper as its agent for the limited purpose of accepting purchase, redemption and exchange orders for Fund shares from the Plans and Participants, for the purchase, redemption and exchange of shares of Funds on behalf of each Plan. On each day the New York Stock Exchange (the "Exchange") is open for business (each a "Business Day"), the Recordkeeper may receive instructions from the Plans including Participants therein for the purchase, redemption or exchange of shares of the Funds ("Orders"). Orders received and accepted by the Recordkeeper prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day and (a) transmitted electronically through the Trust Fund/SERV system of the NSCC to Quasar or USBFS by 6:00 a.m. Eastern time the next Business Day or (b) otherwise transmitted by 11:00 a.m. Eastern time the next Business Day will be executed by the Funds at the net asset value determined as of the Close of Trading on the Business Day the order was received by the Recordkeeper. Any Orders received by the Recordkeeper on any Business Day after the Close of Trading, and all Orders that are transmitted to the Funds or distributor of the Funds after 11:00 a.m. Eastern time on the next Business Day after the Business Day on which the orders were received by Recordkeeper will be executed by the Funds at the net asset value determined as of the next Close of Trading following receipt of such Order by the Funds or distributor of the Funds. The day as of which an Order is executed by the Funds pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date".

         (b) By 7:00 p.m. Eastern time on each Business Day the Exchange is open for business, USBFS or its designees will provide to the Recordkeeper via facsimile or other electronic transmission acceptable to the Recordkeeper the Funds' net asset values, dividend and capital gain information, and in the case of income funds, the daily accrual or interest rate factor (mil rate), determined at the Close of Trading.

         (c) The NSCC Orders referred to above will state whether the Orders received by the Recordkeeper from Plans and Participants by the Close of Trading of the Business Day on which the orders were received by the Recordkeeper resulted in each Plan being a net purchaser or net seller of shares of the Funds.

         (d) Upon the timely receipt from the Recordkeeper of the Orders described in (a) above, USBFS will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as of the Close of Trading on the Effective Trade Date. For orders placed through DCC&S payments for net purchase and net redemption orders shall be made in accordance with NSCC rules and procedures. The settlement of Orders

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        not placed through DCC&S will be no later than the close of the Fedwire
        System on the Business Day next following the Effective Trade Date.

       3.  REPRESENTATIONS OF RECORDKEEPER. Recordkeeper represents that:

              (a) it has full power and authority to enter into and perform this
                  Agreement;

              (b) it will comply with all applicable requirements of laws, rules and regulations of governmental or self-regulatory authorities having jurisdiction for the acts and duties of Recordkeeper under this Agreement;

              (c) it will only forward to Quasar or USBFS for purchase or redemption as of the Close of Trading on each Business Day Orders it receives prior to the Close of Trading on such day; and

              (d) it will promptly notify Quasar and USBFS in the event that
                  Recordkeeper is for any reason unable to perform any of its obligations under this Agreement.

       4.  REPRESENTATIONS OF QUASAR AND USBFS. Quasar and USBFS represent that:

              (a) Quasar and USBFS have full power and authority to enter into and perform this Agreement and is duly authorized to appoint Recordkeeper as agent for the Funds;

              (b) Quasar is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD;

              (c) USBFS is registered with the Securities and Exchange Commission as a transfer agent pursuant to Section 17A of the 1934 Act;

              (d) Quasar and USBFS will promptly notify Recordkeeper in the event that it is for any reason unable to perform any of its obligations under this Agreement;

              (e) Quasar and USBFS will comply with all applicable requirements of laws, rules and regulations of governmental or self-regulatory authorities having jurisdiction for their acts and duties under this Agreement;

              (f) Quasar and USBFS shall, or shall cause the Funds to, suppress delivery to the Plans and Plan Participants of all confirmations of purchases, sales and redemption transactions.

       5.  CONFIDENTIALITY; SECURITY.

       Quasar and USBFS: (a) shall keep confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, (b) shall not without the express prior written consent of Recordkeeper (which shall be deemed given hereby with respect to the Funds and their representatives, to the extent necessary or appropriate for the proper operation of the Funds, and to any governmental body or self-regulatory organization, to the extent required to comply with legal requirements and lawful

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       requests) make or permit disclosure of, and (c) shall use reasonable care to cause others to which it makes permitted disclosure to keep confidential: (i) all proprietary data, software, processes, information and documentation provided by Recordkeeper or relating to any of the Plans (including the identity of the Plans and information regarding Participants) ("Proprietary Information") and (ii) the provisions of this Agreement. Each party hereby irrevocably authorizes the other to act in accordance with and rely upon Instructions and notices received by it from the other. Each party acknowledges that it is its own responsibility to assure that only its authorized persons use its respective internal systems on its behalf; provided, however, that each party shall only be liable hereunder for use of its system by unauthorized persons who have obtained access thereto as a result of the bad faith or willful misconduct of such party or any of its officers or employees.

       6. WARRANTIES; LIABILITY FOR DATA TRANSMISSION. Notwithstanding anything else in this Agreement to the contrary, Recordkeeper shall have no liability to Quasar and USBFS for any losses, damages, injuries, claims, cost or expenses arising as a result of a delay, omission or error in the transmission of an Order or for machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar acts of God.

       7. PRICE ERRORS. USBFS will follow its internal policies to determine whether an adjustment is necessary to correct any error in the computation of the net asset value per share for any Fund.

          (a) NOTIFICATION. If an adjustment is required to correct any error in the computation of the net asset value of shares ("Price Error"), USBFS shall notify Recordkeeper as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's other shareholders, the reason for the price change.

          (b) UNDERPAYMENTS. If a Price Error causes a Plan to receive less than the amount to which it would otherwise have been entitled prior to a price adjustment, Recordkeeper shall make adjustments to accurately reflect the number of shares held by the Plan.

          (c) OVERPAYMENTS. If a Price Error causes a Plan to receive more than the amount to which it otherwise would have been entitled, Recordkeeper, when requested by USBFS, will make a good faith attempt to collect such excess amount from the affected Plan. Absent Recordkeeper's failure to make such a good faith attempt, however, Recordkeeper will in no event be liable to any of the parties for any such amounts if, prior to notice from USBFS of a price adjustment, such amounts were distributed to the Plan.

          (d) EXPENSES. If a Price Error causes Recordkeeper to make adjustments to the accounts for the Plans, USBFS will reimburse Recordkeeper for all reasonable costs and expenses (including reasonable hourly compensation for any personnel utilized


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          by Recordkeeper in making such adjustments) incurred by Recordkeeper in making such adjustments.

       8. INFORMATION REGARDING PLANS. Recordkeeper shall transmit to Quasar, USBFS or the Funds (or to any agent designated by either of them) such information concerning Plans (including participants in the Plans) as shall reasonably be necessary for Quasar and USBFS to provide the services provided by Quasar and USBFS contemplated by this Agreement and as the Funds shall reasonably conclude is necessary to enable the Funds to comply with applicable state Blue Sky laws.

       9. COMPENSATION OF RECORDKEEPER. The Adviser acknowledges that it and/or the Funds will derive substantial savings in administrative expenses related to postage, shareholder communications and participant recordkeeping, by virtue of having a single shareholder account per Fund for each Plan rather than having each Participant as a shareholder. In consideration of these savings the Adviser will derive by the Recordkeeper's providing such services to the Plans under this Agreement, the Funds shall pay Recordkeeper the fee set forth in Schedule C attached hereto.

       10. INDEMNIFICATION. Except with respect to matters excluded from liability pursuant to paragraphs 5, 6 or 7 hereof or this paragraph 10, each of Quasar, USBFS and Recordkeeper (an "Indemnitor") shall indemnify and hold harmless each other, and their respective officers, directors, partners, trustees, shareholders and agents ("Indemnitees"), against any claims or liabilities suffered by all or any of such Indemnitees to the extent arising out of any negligent act of commission or omission by the responsible Indemnitor relating to this Agreement or the services rendered hereunder (and not arising out of the negligence of the Indemnitees), including reasonable legal fees and other out-of-pocket costs of defending against any such claim or liability.

       11. NON-SOLICITATION. Quasar agrees on behalf of itself and its affiliates that during the course of this Agreement, it will not attempt to deprive Recordkeeper of business opportunities or existing business by providing information to competitors of Recordkeeper or its affiliates concerning Recordkeeper's or its affiliates business plans, marketing efforts, existing relationships with plan sponsors, or proposals for business that they have outstanding with plan sponsors (other than information that a competitor has already obtained from another source or is generally known within the industry).

       12. NON-EXCLUSIVITY. Quasar and USBFS acknowledge and agree that Recordkeeper may enter into agreements similar to this Agreement with organizations other than Quasar and USBFS which serve as transfer agents, distributors, or shareholder servicing agents for mutual funds. Recordkeeper acknowledges and agrees that, except as set forth in this paragraph 12, nothing contained herein shall prohibit Quasar and USBFS or any affiliate of Quasar and USBFS from providing administrative, subaccounting or recordkeeping services to any Plan or from soliciting any such Plan or sponsor thereof to enter into any arrangement with Quasar and USBFS or any affiliate of Quasar and USBFS for such services

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       13. TERM OF AGREEMENT. This Agreement shall become effective as of the date first set forth above. It shall continue in effect until terminated in accordance with the provisions hereof. This Agreement may be terminated at any time by either party upon one hundred twenty days written notice to the other party. Notwithstanding the foregoing, this Agreement shall be terminated immediately upon either: (i) a material breach by either party not cured within the shorter of a reasonable time or 30 days after notice from the other, or (ii) with regard to any single Plan, upon termination of services from either party to such Plan. Upon the termination of this Agreement for any reason, Quasar and USBFS shall return to Recordkeeper all copies of all Proprietary Information which are in the possession or control of Quasar and USBFS or any party, including, without limitation, affiliates of Quasar and USBFS, to which Quasar or USBFS distributed such Proprietary Information, although this provision shall not apply to any information, records or material which Quasar and USBFS are required to retain pursuant to applicable laws and regulations. The provisions of paragraph 5, 10 and this paragraph 13 shall survive any termination of this Agreement. In the event that this Agreement terminates, and Recordkeeper, or any affiliate thereof, continues to provide administrative and recordkeeping services of the nature provided for herein to any Plan which continues to invest in the Funds, the compensation provided for in paragraph 9 herein shall continue and the NSCC provisions shall continue for these Plans.

14. NOTICES. All notices and other communications hereunder (other than information required to be provided from Quasar and USBFS to Recordkeeper pursuant to paragraph 1) shall be in writing and shall be hand delivered or mailed by certified mail or overnight courier to the other party at the following address or such other address as each party may give notice to the other and shall be effective upon receipt:

                  If to Quasar:

                           615 East Michigan Street
                           Milwaukee, WI 53202
                           Attention: James Schoenike

               If to USBFS:

                  615 East Michigan Street
                  Milwaukee, WI 53202
                  Attention: Michael McVoy

               If to Recordkeeper:

               Boston Financial Data Services, Inc.
               Legal Department - 4th Floor
               Two Heritage Drive
               North Quincy, MA 02171

               With a copy to:

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               President

               Boston Financial Data Services, Inc.
               Two Heritage Drive
               North Quincy, MA 02171

       15. AMENDMENT, ASSIGNMENT AND OTHER MATTERS. This Agreement may not be amended except by writing signed by the party against which enforcement is sought. The other parties to this Agreement shall be notified of such an amendment. This Agreement shall not be assigned by either party without the written consent of the other parties except that the responsibilities of a party may be delegated or assigned to an affiliate without the consent of the other parties to this Agreement. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement contains the entire agreement of the parties as to the subject matter hereof and supersedes any prior agreements, written or oral. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.











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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                                 QUASAR DISTRIBUTORS, LLC

BOSTON FINANCIAL DATA SERVICES, INC.

By:   /s/ LINDA NELSON                           By:
    --------------------------------                     James Robert Schoenike
          Linda Nelson

                                                 Title: President

Title: Vice President



U.S. BANCORP FUND SERVICES, LLC



By:   /s/ MICHAEL MCVOY
    --------------------------------
          Michael McVoy

Title: Senior Vice President




JULIUS BAER INVESTMENT MANAGEMENT, LLC.
(solely with respect to paragraph 9 and Schedule C hereto)


By:   /s/ MICHAEL QUAIN
    --------------------------------
          Michael Quain

Title: President

By:   /s/ CRAIG M. GUINTA
    --------------------------------
          Craig M. Guinta








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                                   SCHEDULE A

                                  LIST OF FUNDS

JULIUS BAER FUNDS                                       TICKER      CUSIP#
---------------------------

Julius Baer International Equity Fund    Class A         BJBIX      481370104
                                         Class I         JIEIX      481370500

Julius Baer Total Return Fund            Class A         BJBGX      481370302
                                         Class I         JBGIX      481370609

Julius Baer Global High Yield Bond Fund  Class A         BJBHX      481370708
                                         Class I         JHYIX      481370807

Julius Baer Global Equity Fund           Class A                    481368108
*(effective July 1, 2004)                Class I                    481368207



*0.25% bps are only paid on the Class A shares. 0.00% bps paid on Class I shares.










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                                   SCHEDULE B

Recordkeeper shall perform the following services, all in accordance with the terms of this Agreement:

1. Maintain separate records for each Plan, which records shall reflect the dollar amount of shares purchased and redeemed, including the date and price for all transactions; dollar value of account balances; Plan participant's name and address, social security or taxpayer identification numbers.

2. Prepare, and transmit to Plan participants confirmations of purchases and redemptions and periodic account statements showing the investment by Plans in the Funds as of the statement closing date, and such pertinent information as Recordkeeper, Quasar and USBFS may agree from time to time.

3. To the extent information is provided to Plans concerning Funds, it will be factual and only as is provided in the Fund's prospectus and statement of additional information. .

     Both parties acknowledge that one or more responsibilities of Recordkeeper under this Agreement (including the responsibilities set for in paragraphs 1 and 2) may be performed by the financial institution on behalf of whom Recordkeeper is performing the services covered by this Agreement. The financial institution will be performing such responsibilities pursuant to a separate agreement between USBFS, Quasar and or the Adviser.

     The cost of preparing, printing and shipping prospectuses, proxy materials, periodic reports and other materials of each Fund and the distribution of such documents shall not be the responsibility of Recordkeeper.

Recordkeeper is not a bank, trust company, investment advisor, broker, dealer or distributor of shares of the Funds but only acts as a participant recordkeeper to the Plans.

Plan accounts may be opened by an account application faxed to USBFS or its designees.

Recordkeeping for the interests of Participants in the Plans shall be the responsibility of the Recordkeeper and not of the other parties to this Agreement or the Funds, and nothing in this Agreement shall be construed to deem such recordkeeping an activity on behalf of the other parties to this Agreement or any Fund or such records to be deemed records of the other parties to this Agreement or any Fund. Such recordkeeping services by Recordkeeper are not in the capacity of a transfer agent or sub-transfer for the Funds .









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                                   SCHEDULE C


The Funds shall pay a fee to Recordkeeper, calculated daily and paid monthly in arrears equal to 0.25% per annum of the daily net asset value of the total number of shares of each Fund held by Plans.

The parties acknowledge that the Plans are customers of financial institutions. Recordkeeper will receive no fees under this Agreement from the Adviser for those customers of a financial institution where the Adviser has paid such financial institution for such recordkeeping services and the financial institution has paid Recordkeeper for such services.

* 0.25% bps to be paid for Class A Shares only.
















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